                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    HARMON INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
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
                                     [LOGO]

                              1300 JEFFERSON COURT

                          BLUE SPRINGS, MISSOURI 64015

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD AT 2:00 P.M. ON MAY 14, 1996

                      AT THE COUNTRY CLUB OF BLUE SPRINGS
                              1600 N. CIRCLE DRIVE
                             BLUE SPRINGS, MISSOURI

To the Holders of Common Stock of Harmon Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Shareholders of Harmon Industries, Inc. will be held for the following purposes:

    1.  To elect eleven (11) members of the Board of Directors;

    2. To approve the selection of KPMG Peat Marwick LLP, as Auditors for the forthcoming fiscal year;

    3.  To approve the Company's 1996 Long-Term Incentive Plan.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only shareholders of record at the close of business on March 18, 1996, will be entitled to notice of and to vote at the meeting and any adjournments thereof. The transfer books of the Company will not be closed.

    Shareholders who do not expect to attend the meeting in person are asked to date, sign and return the proxy using the enclosed envelope which needs no postage if mailed in the United States.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Robert E. Harmon
                                        Chairman
1300 Jefferson Court
Blue Springs, Missouri 64015
April 1, 1996

                                     [LOGO]

                              1300 JEFFERSON COURT
                          BLUE SPRINGS, MISSOURI 64015

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1996

                            SOLICITATION OF PROXIES

    This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Harmon Industries, Inc. (the "Company") commencing on April 1, 1996. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders, which will be held at the Country Club of Blue Springs, 1600 N. Circle Drive, Blue Springs, Missouri on May 14, 1996 at 2:00 p.m. and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder who executes and returns the enclosed proxy has the right to revoke it, in writing, at any time before it is voted at the meeting.

    The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally or by telephone or facsimile by the directors or by a few executives or employees of the Company at a nominal cost, and the Company may reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in sending proxy material to principals.

    The Board of Directors of the Company has fixed the close of business on March 18, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of that date, the Company had 6,805,262 shares of Common Stock outstanding and entitled to vote at the meeting.

    Each share of Common Stock entitles the shareholders to one vote for each share held. All voting, unless otherwise specifically indicated, requires approval by a majority of the shares of stock represented in person or by proxy at the meeting and voted on the matter in question. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum but are tabulated as if no vote was cast on the matter indicated. Directors are elected by a plurality of the votes cast. Shareholders do not have the right to accumulate votes in the election of directors. Votes withheld in the election of directors are not tabulated as a vote for or against the person or persons indicated. The selection of directors is determined in the order of those nominees receiving the highest number of votes in favor of election until the number of nominees to be elected in the election have been selected.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth the number of shares of Common Stock of the Company owned beneficially as of March 18, 1996 by each person who, as of that date, to the best knowledge of management, was the beneficial owner of more than 5% of the outstanding shares or who is a named executive officer. Common Stock is the only class of voting securities.

                                                                                           PERCENT
      TITLE                        NAME AND ADDRESS OF                   BENEFICIAL          OF
     OF CLASS                       BENEFICIAL OWNER                    OWNERSHIP (1)     CLASS(2)
- ------------------  -------------------------------------------------  ---------------  -------------
   Common Stock     Neuberger & Berman                                     638,900               9%
                    605 Third Avenue
                    New York, New York 10158-3658

   Common Stock     ROPARBAN, Designee for MidAmerican Bank & Trust,       502,744               7%
                    as Trustee for the Company's ESOP
                    P.O. Box 1677
                    Lawrence, Kansas 66044

   Common Stock     Oppenheimer Group, Inc.                                498,900(4)            7%
                    Oppenheimer Tower, World Financial Center
                    New York, New York 10281

   Common Stock     Wellington Management Company                          346,500(5)            5%
                    75 State Street
                    Boston, Massachusetts 02109

   Common Stock     Charles M. Foudree                                      44,800(6)            1%

   Common Stock     Robert E. Heggestad                                     31,290(7)           --%

   Common Stock     Lloyd T. Kaiser                                         25,415(8)           --%

   Common Stock     Bjorn E. Olsson                                         42,500(9)            1%

   Common Stock     Gary E. Ryker                                           30,430(10)          --%

   Common Stock     Beneficial ownership of all officers and               672,242              10%
                    directors as a group (22 in group)

(1) All amounts of shares reflect sole voting and disposition power unless otherwise indicated. The share amounts reflected in this column include outstanding shareholdings, as well as unexercised ISOP option shares and unexercised director option shares (see discussion under caption "Executive Compensation" herein). Shares allocated under the Company's ESOP are not included since participants have no disposition power and have only shared voting rights. Shares in the ESOP allocated to Messrs. Foudree, Heggestad, Kaiser, Olsson and Ryker and all officers and directors as a group were 4,614; 3,795; 1,373; 1,356; 333 and 29,186 shares, respectively.

(2) Rounded to the nearest whole percentage. Percentages are calculated on 6,977,416 shares representing the total of 6,805,626 outstanding shares and 171,790 shares for unexercised director and ISOP options.

(3) Neuberger & Berman has sole voting power over 392,400 shares, shared voting power over 120,000 shares and shared dispositive power over 638,900 shares.

(4) Oppenheimer Group, Inc. has shared voting power and shared dispositive power over 498,900 shares.

(5) Wellington Management Company has shared voting power over 162,500 shares and shared dispositive power over 346,500 shares.

(6) 25,500 shares are beneficially owned and held of record by M. Colleen Foudree as trustee for the M. Colleen Foudree Trust with sole voting and disposition power. 10,300 shares are held by the Charles M. Foudree Trust with sole voting and disposition power. The remainder are held by Charles M. Foudree and represent unexercised option shares.

(7) 27,790 shares are held by Robert E. Heggestad with sole voting and dispositive power. The remainder represent unexercised ISOP options.

(8) 15,415 shares are held by Lloyd T. Kaiser with sole voting and dispositive power. The remainder represent unexercised ISOP options.

(9) 32,500 shares are held by Bjorn E. Olsson with sole voting and dispositive power. The remainder represent unexercised options.

(10) 1,650 shares are owned by Gary E. Ryker, 1,000 shares are held in an IRA account and 2,200 shares are held in a trust with sole voting and dispositive power. 565 shares are held by his daughter for whom he disclaims beneficial ownership. The remainder represent unexercised ISOP options.

    Based on a review of reports on Forms 3, 4 and 5 and amendments to such forms filed with the Company, the Company is aware of one late filing of such forms for an insignificant transaction by a person required to file such forms in connection with Section 16(a) of the Securities Exchange Act of 1934, as amended. The Company is unaware of any transactions in which there was a failure to file by a reporting person under such Act.

                             ELECTION OF DIRECTORS

    Eleven directors are to be elected at the Annual Meeting of Shareholders for one year or until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. If, for any reason, any of the nominees is unable or declines to serve, the proxies will be voted for the other persons listed or for substitute nominees nominated by management. During fiscal 1995, the Board of Directors held nine meetings. All of the directors nominated for re-election herein attended greater than 75% of the meetings of both the Board and the respective committees for which they were eligible to serve.

    The Director Compensation and Nomination Committee proposes nominees for Board positions and evaluates director compensation. The Committee consists of Herbert M. Kohn (Chair), Bruce M. Flohr and Judith C. Whittaker. The Committee met two times during 1995. The Committee will consider proposed director candidates submitted by shareholders. Proposals for the 1997 election must be received in writing by the Company not later than 90 days prior to the next shareholders' meeting.

    The Audit Committee of the Board of Directors is composed of Judith C. Whittaker (Chair), Thomas F. Eagleton, Herbert M. Kohn and Gerald E. Myers. The Audit Committee reviews and monitors financial controls throughout the Company, supervises the internal audit function and monitors the Company's relationship with the external auditors. The committee met three times in 1995.

    The Compensation Committee was composed of Rodney L. Gray (Chair), Donald V. Rentz, Bruce M. Flohr and Douglass Wm. List during 1995. The Compensation Committee is a standing committee of the Board of Directors and establishes executive salary and bonus levels for the executive officers and the Presidents of the Company's subsidiaries. During 1995, the Compensation Committee met three times.

                               DIRECTOR NOMINEES

                                                                                   SERVED
                                                     PRINCIPAL                  CONTINUOUSLY                     STOCK
                                                   OCCUPATION FOR              AS A DIRECTOR   PERCENT OF        OWNED
    NAME OF NOMINEE           AGE                 LAST FIVE YEARS                  SINCE        CLASS(2)    BENEFICIALLY(1)
- ------------------------  -----------  --------------------------------------  --------------  -----------  ----------------
Thomas F. Eagleton                66   Since  1987,  University  Professor of     05/03/88             --%          6,000
                                       Public Affairs, Washington  University
                                       in  St. Louis, Missouri  and member of
                                       the law firm  of Thompson &  Mitchell;
                                       for more than five years prior to that
                                       a  United  States  Senator  from  Mis-
                                       souri.
Bruce M. Flohr                    57   Since 1977, Chairman of RailTex, Inc.       05/11/93            -- %         6,000
Charles M. Foudree                51   Executive  Vice  President-Finance  of      07/27/72             1 %        44,800   (3)
                                       the    Company   since   Sept.   1986.
                                       Treasurer of the  Company since  1974.
                                       Secretary of the Company since 1982.
Rodney L. Gray                    43   Since  June  1993, Chairman  and Chief      05/11/93            -- %         7,000
                                       Executive Officer of Enron
                                       International, Inc.;  prior  to  that,
                                       Senior    Vice-President-Finance   and
                                       Treasurer of Enron Corp. from  October
                                       1992  to  June  1993;  prior  to  that
                                       Vice-President and Treasurer of  Enron
                                       Corp.
Robert E. Harmon                  57   Chairman  of the Board  of the Company      10/02/61             4 %       257,739   (4)
                                       since February  1975. Chief  Executive
                                       Officer  of the  Company from November
                                       1969 to  December 1994.  President  of
                                       the Company from November 1969 to July
                                       1990.
Herbert M. Kohn                   57   From  June 1991, a  partner in the law      09/01/85            -- %        33,100
                                       firm of Bryan Cave;  from 1966 to  May
                                       1991,  a partner in  the firm of Linde
                                       Thomson Langworthy Kohn and Van  Dyke,
                                       P.C.
Douglass Wm. List                 40   Since  January 1988, President, List &      05/08/90            -- %        16,500
                                       Company, Inc., a management consulting
                                       firm  based  in  Baltimore,  Maryland.
                                       Since December 1992, also President of
                                       Railway  Engineering Associates, Inc.,
                                       having been Vice-President and General
                                       Manager  of  that  company  since  May
                                       1988.

                                                                                   SERVED
                                                     PRINCIPAL                  CONTINUOUSLY                     STOCK
                                                   OCCUPATION FOR              AS A DIRECTOR   PERCENT OF        OWNED
    NAME OF NOMINEE           AGE                 LAST FIVE YEARS                  SINCE        CLASS(2)    BENEFICIALLY(1)
- ------------------------  -----------  --------------------------------------  --------------  -----------  ----------------
Gerald E. Myers                   54   Self-employed   management  consultant     05/03/88              1%        36,918(5)
                                       since July  1989; prior  to that  Vice
                                       President  of Electronics  Materials &
                                       Components Group of  Square D  Company
                                       since  1985; prior to that Chairman of
                                       the Board,  President &  Chief  Execu-
                                       tive  Officer of General Semiconductor
                                       Industries,   Inc.   (a   wholly-owned
                                       subsidiary  of  Square  D)  from  July
                                       1985.
Bjorn E. Olsson                   50   President and Chief Executive  Officer     05/06/86              1%        42,500(6)
                                       of  the  Company  since  January 1995;
                                       President and Chief Operating  Officer
                                       of  the  Company from  August  1990 to
                                       December  1994;  prior  to  that  Vice
                                       President  of Corporate Development of
                                       Investment AB Cardo since 1987;  prior
                                       to  that President  of SAB  NIFE AB, a
                                       subsidiary  of  Investment  AB   Cardo
                                       (formerly  Wilh.  Sonesson  AB)  since
                                       1982.
Donald V. Rentz                   57   President of  Graham Wholesale  Floral     09/09/70             --%         4,000
                                       since   1993;   President   of  Renmar
                                       Company from 1991  to 1993;  President
                                       of  Morton Cabinet  Company, Inc. from
                                       1984 to 1991.
Judith C. Whittaker               57   Since 1992,  Vice-President-Legal,  of     05/11/93             --%         6,000
                                       Hallmark Cards, Incorporated; prior to
                                       that,  Associate  General  Counsel  of
                                       Hallmark Cards, Inc. since 1978;  from
                                       1988 to 1992, also Vice-President/Gen-
                                       eral  Counsel  of  Univision Holdings,
                                       Incorporated, a subsidiary of Hallmark
                                       Cards, Incorporated.

(1) All amounts of shares reflect sole voting and disposition power unless otherwise indicated. The share amounts reflected in this column include outstanding shareholdings, as well as unexercised ISOP option shares and unexercised director option shares (see discussion under caption "Executive Compensation" herein). Shares allocated under the Company's ESOP are not included since participants have no disposition power and shared voting rights. Shares in the ESOP allocated to Messrs. Foudree and Olsson were 4,614; and 1,356 shares, respectively.

(2) Percentages shown are rounded to the nearest whole percentage. Percentages are calculated on 6,977,416 shares representing the total of 6,805,626 outstanding shares and 171,790 shares for unexercised director and ISOP options.

(3) 25,500 shares are beneficially owned and held of record by M. Colleen Foudree as trustee for the M. Colleen Foudree Trust with sole voting and disposition power. 10,300 shares are held by the Charles M. Foudree Trust with sole voting and disposition power. The remainder are held by Charles M. Foudree and represent unexercised ISOP and director option shares.

(4) Does not include 5,500 shares owned by his wife for which Robert E. Harmon disclaims beneficial ownership.

(5) Includes 32,743 shares which are held in a living trust.

(6) 32,500 shares are held by Bjorn E. Olsson with sole voting and dispositive power. The remainder represent unexercised options.

    Mr. Eagleton serves as an advisory director of Monsanto Chemical Corporation, a publicly-held company. Ms. Whittaker serves as a director of MCI Communications Corporation, a publicly-held company. Mr. Flohr serves as an officer and director of RailTex, Inc., which is a publicly-held company. Mr. List is a director of Mark VII, Inc., a publicly-held company. Mr. Gray is a director of Battlemountain Gold Company, a publicly-held company. Mr. Foudree is a director of OTR Express, Inc., a publicly-held company. None of the other director nominees serves as a director of any other company with a class of stock registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered under the Investment Company Act of 1940.

CERTAIN TRANSACTIONS.

    Mr. Kohn is currently a partner of the Bryan Cave firm, which the Company retains as legal counsel for certain matters.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION.

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries (determined as of the end of the last fiscal year), to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or its subsidiaries (together hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION(1)
                                     ---------------------------------------
                                                                OTHER ANNUAL
                                     FISCAL   SALARY    BONUS   COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR    ($)(2)   ($)(3)       ($)
- -----------------------------------  ------   -------  -------  ------------
Bjorn E. Olsson                       1995    264,747      -0-       --
 President & CEO                      1994    219,285  112,914       --
                                      1993    191,487   89,400       --
Charles M. Foudree                    1995    163,281      -0-       --
 Executive V.P. - Finance,            1994    157,505   77,514       --
 Secretary and Treasurer              1993    145,736   69,100       --
Lloyd T. Kaiser                       1995    151,821      -0-       --
 President, Harmon                    1994    132,931   52,914       --
 Electronics, Inc.                    1993    109,309   63,600       --
Gary E. Ryker                         1995    148,258      -0-       --
 V.P. - Marketing and Sales           1994    140,989   73,714       --
                                      1993    133,824   69,100       --
Robert E. Heggestad                   1995    129,352      -0-       --
 V.P. - Technology                    1994    122,661   61,014       --
                                      1993    108,503   52,500       --

                                           LONG TERM COMPENSATION
                                     ----------------------------------

                                              AWARDS
                                     ------------------------   PAYOUTS
                                     RESTRICTED                 -------
                                       STOCK      OPTIONS (#     LTIP      ALL OTHER
                                      AWARD(S)     OF SHS.)     PAYOUTS   COMPENSATION
    NAME AND PRINCIPAL POSITION        ($)(4)         (5)         ($)        ($)(6)
- -----------------------------------  ----------   -----------   -------   ------------
Bjorn E. Olsson                          --          3,500        -0-        44,339
 President & CEO                         --          2,000        -0-        47,091
                                         --          3,000        -0-        36,547
Charles M. Foudree                       --          3,500        -0-        70,470
 Executive V.P. - Finance,               --          2,000        -0-        71,379
 Secretary and Treasurer                 --          2,000        -0-        60,815
Lloyd T. Kaiser                          --            -0-        -0-        22,317
 President, Harmon                       --            -0-        -0-        22,510
 Electronics, Inc.                       --            -0-        -0-        14,150
Gary E. Ryker                            --            -0-        -0-        23,712
 V.P. - Marketing and Sales              --            -0-        -0-        25,342
                                         --            -0-        -0-         8,922
Robert E. Heggestad                      --            -0-        -0-        85,652
 V.P. - Technology                       --            -0-        -0-        89,984
                                         --            -0-        -0-        75,422

(1) Includes no perquisites (i.e. auto allowance, club dues or aircraft use) because in all instances these total less than $50,000 or 10% of the total of annual salary and bonus reported for each named executive officer.

(2) Salary includes amounts deferred under the Company's 401(k) at the election of the named executive officer.

(3) Bonus may include cash and stock components (See discussion under the heading "Employment Contracts" below).

(4) Restricted stock awards (100% vested) are described under the heading "Employment Contracts" below and are included under the "Bonus" column in this table. These amounts represent stock bonus awards for the prior year. At year end 1995, the aggregate restricted stock holdings and values based on year-end price of $15.75 per share of Messrs. Heggestad, Kaiser and Ryker were 550 shares ($8,663); 550 shares ($8,663); and 550 shares ($8,663), respectively.

(5) Includes grants of options under the Company's 1990 Incentive Stock Option Plan, as well as annual awards to Messrs. Olsson and Foudree of options on 2,000 shares under the Company's non-qualified 1988 Director Option Plan for each of 1993, 1994 and 1995.

(6) Includes allocation of contributions to the Company's Deferred Compensation Plan and to the Company's non-discriminatory Employee Stock Ownership Plan
    (ESOP). The amounts included in this column representing allocation of the contribution made in 1995 to the Company's ESOP for Messrs. Olsson, Foudree, Kaiser, Ryker and Heggestad were $12,379 for each participant. The balance shown for each in the column represented allocation of contributions for such named executive officers to the Company's Deferred Compensation Plan. (See discussion under the heading "Pension Plan" below.)

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

    During 1995, two of the named executive officers received a grant of stock options under the Company's 1990 Incentive Stock Option Plan. The Company has no outstanding Stock Appreciation Rights (SARs). The following table contains information concerning the grant of stock options under the Company's 1990 Incentive Stock Option Plan (number shown to left of semicolon) and under the Company's non-qualified 1988 Director Option Plan (number shown to the right of semicolon) to the named executive officers (see discussion below under "Director Compensation" below):

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
- ----------------------------------------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                              % OF TOTAL                                    RATES OF STOCK PRICE
                                               OPTIONS                                    APPRECIATION FOR OPTION
                               OPTIONS        GRANTED TO     EXERCISE OR                          TERM(3)
                            GRANTED (1) (#   EMPLOYEES IN     BASE PRICE     EXPIRATION   ------------------------
           NAME               OF SHARES)     FISCAL YEAR      ($/SH) (2)      DATE(1)         5%           10%
- --------------------------  --------------  --------------  --------------  ------------  -----------  -----------
Bjorn E. Olsson               1,500;2,000       25.0;9.1       14.00;17.75    4/3/00;      $  5,802;    $ 12,821;
                                                                              5/31/97      $   3,639    $   7,455
Charles M. Foudree            1,500;2,000       25.0;9.1       14.00;17.75    4/3/00;      $  5,802;    $ 12,821;
                                                                              5/31/97      $   3,639    $   7,455
Lloyd T. Kaiser                  -0-             N/A             N/A            N/A           N/A          N/A
Gary E. Ryker                    -0-             N/A             N/A            N/A           N/A          N/A
Robert E. Heggestad              -0-             N/A             N/A            N/A           N/A          N/A

(1) In their capacities as directors of the Company, on May 31, 1995, Messrs. Olsson and Foudree received an option for 2,000 shares of the Company's common stock under the Company's non-qualified 1988 Director Option Plan. Messrs. Olsson and Foudree received 1,500 shares pursuant to an ISOP option grant in 1995 in lieu of the stock bonus for 1994.

(2) The exercise price equals the fair market value of the underlying shares on the date of grant. ISOP options are exercisable immediately upon grant unless delays are necessary to avoid the statutory limitations on grants established under the Internal Revenue Code. ISOP options are exercisable anytime during a five-year period from date of grant or the date on which the option was first exercisable. Director options are exercisable anytime during a two-year period from date of grant.

(3) These amounts represent certain assumed rates of appreciation only and may have no correlation to current or future actual market conditions.

OPTION EXERCISES AND HOLDINGS.

    The following table provides, for the named executive officers, information concerning the exercise of stock options during the last fiscal year and unexercised options held as of the end of the last fiscal year for both the Company's 1990 ISOP (numbers to the left of the semicolon) and the Company's non-qualified 1988 Director Option Plan (numbers to the right of the semicolon):

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                                 VALUE (IN $) OF
                                                                                  NUMBER OF        UNEXERCISED
                                                                                 UNEXERCISED      IN-THE-MONEY
                                                                                OPTIONS/SHARES     OPTIONS AT
                                                                                 AT 12/31/95     12/31/95(2)(3)
                                           NUMBER OF SHARES
                                             ACQUIRED ON       VALUE (IN $)     ISOP; DIRECTOR   ISOP; DIRECTOR
                  NAME                         EXERCISE         REALIZED(1)        OPTIONS           OPTIONS
- ----------------------------------------  ------------------  ---------------  ----------------  ---------------
Bjorn E. Olsson                                  -0-;2,000          -0-;8,750      2,500;4,000        2,625;-0-
Charles M. Foudree                               -0-;-0-            -0-;-0-        1,500;4,000        2,625;-0-
Lloyd T. Kaiser                                9,500;N/A         98,515;N/A        6,500;N/A         66,625;N/A
Gary E. Ryker                                    -0-;N/A            -0-;N/A       22,000;N/A        165,000;N/A
Robert E. Heggestad                              -0-;N/A            -0-;N/A          -0-;N/A            -0-;N/A

(1) Market price at exercise less exercise price.

(2) All outstanding options shown are currently exercisable. There are no SARs.

(3) Market price at 12/31/95 ($15.75) less exercise price.

LONG-TERM INCENTIVE PLANS.

    The company has no Long-Term Incentive Plans for which awards are granted or vested based upon return on equity or changes therein.

PENSION PLANS.

    The Company has no defined benefit pension plans. The Company has a non-qualified, unfunded deferred compensation plan and trust for officers and key employees, providing for certain payments upon retirement, death or disability. Under the plan, the employees receive retirement payments equal to a portion of the average of the three highest consecutive years' compensation. Upon retirement, these payments are to be made for the remainder of the employee's life with a minimum payment of ten years' benefits to either the employee or his beneficiary. The plan provides for reduced benefits upon early retirement, disability or termination of employment. The amount of the deferred compensation expense for all covered employees for 1995 was approximately $491,000 and amounts allocated to the named executive officers are included in the "All Other Compensation" column of the Summary Compensation Table.

    The Company also has an Employee Stock Ownership Plan and Trust ("ESOP"). Employees, including officers of the Company who satisfy the ESOP's eligibility criteria of hours and service are eligible to participate. Allocations are based on the ratio of an eligible individual's salary (subject to current regulatory caps) to the total salaries of all eligible persons. Standards for vesting are based upon years of service with the Company in accordance with current regulatory guidelines. Under the ESOP, the Company is not required to make any contributions, other than matching 401K funds. However, the Company's current intention is to contribute approximately 15% of the participating companies' pre-tax earnings to the ESOP. The 15% contribution would include the funds required to fulfill a portion of the companies' obligation to match a portion of the employee's 401K contribution. The contribution to the ESOP for the years ended December 31, 1993, 1994 and 1995 totalled $2,540,000; $3,045,000 and
$2,785,000, respectively, which amounts were paid in cash. The amount of compensation included in the "All Other Compensation" column of the Summary Compensation Table includes the amounts of respective annual contributions allocated for the named executive officers as of March 31 of the preceding year.

CANCELLATION AND REGRANT OF OPTIONS.

    During 1995, the Company did not cancel, regrant or reprice any outstanding stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    Mr. Rodney L. Gray (Chairman), Mr. Douglass Wm. List, Mr. Bruce M. Flohr and Mr. Donald V. Rentz served on the Compensation Committee of the Company for the past fiscal year. None of the members of the Compensation Committee are officers or employees of the Company. The Compensation Committee of the Company establishes executive salary and bonus levels for the executive officers of the Company and the Presidents of its subsidiaries.

    The Company does not believe that any interlocks exist between members of the Compensation Committee and any third party represented on the Board of Directors or providing significant services to the Company.

EMPLOYMENT CONTRACTS.

    Messrs. Olsson, Foudree, Kaiser, Ryker and Heggestad had employment contracts with the Company during 1995 which provide for the payment to such officers of annual base salaries of $262,500, $158,650, $148,000, $144,758 and
$122,929, respectively. The employment contracts have a rolling 12-month term. For the year ended December 31, 1995, these officers' contracts included an annual cash bonus. (See description below under "Compensation Committee Report on Bonuses".) No bonuses were paid to any of the named executive officers in 1995 under the cash bonus plan.

    The executive officers of the Company and certain key employees of the Company and its subsidiaries were also subject to a stock bonus plan whose contribution is based on a percentage of pre-tax consolidated profits. A portion of this bonus normally has been paid in shares of Harmon stock which are subject to a two-year trading restriction and are valued at fair market value at time of issuance. The remainder of the bonus is paid in cash to help offset the individual's income tax expense. During 1995, a bonus accrued for 1994 was paid to each of thirteen individuals, which bonus was valued at $10,514. This bonus consisted of either (i) $5,316 in cash and 550 shares of the Company's restricted stock, valued at $5,198 or (ii) 1,500 option shares under the 1990 ISOP with an exercise price of $14.00 per share. During 1996, ISOP options for 3,500 shares were granted to each of eleven executive officers effective February 27, 1996 at an exercise price of $14.25 per share in lieu of the 1995 stock bonus. (See discussion in the Compensation Committee Report under "Bonuses" below.)

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

    The Compensation Committee is responsible for (i) establishing compensation programs for executive officers of the Company and its subsidiaries designed to attract, motivate and retain key executives responsible for the success of Company as a whole; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its shareholders; and (iii) determining the compensation of the Company's executive officers and certain key employees. The Committee serves pursuant to a charter adopted by the Board of Directors. The Committee is composed entirely of directors who have never served as officers of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that together help build value for the Company's shareholders. Within this overall philosophy the Committee addresses a number of specific objectives, including (i) a total compensation program that takes into account compensation practices and financial performance as compared to similar companies, (ii) annual bonus programs that take into account the Company's overall performance relative to corporate objectives established in advance by the Committee which help create value for the Company's shareholders, (iii) alignment of the financial interests of executive officers to those of shareholders by providing equity based compensation through option grants and through mandatory minimum shareholding requirements.

    The Committee believes that the top management of the Company must operate as a team and that the cause and effect relationship between the efforts of any one individual and corporate performance is difficult to discern. Hence, in general, the compensation of the executive team tends to track as a group with the performance of the Company. The Committee does, however, make exceptional decisions where exceptional circumstances exist. Furthermore, the Committee does establish individual performance objectives and measure individual performance against these objectives in an effort to ensure that all members of the top management team are fulfilling the expectations set for them.

COMPENSATION COMPONENTS AND PROCESS

    There are three major components of the Company's executive officer compensation: (i) base salary; (ii) annual bonuses and (iii) equity incentives through ISOP option grants and minimum shareholding requirements. The Committee currently utilizes periodic option grants under the Company's 1990 Incentive Stock Option Plan ("ISOP"). Subject to approval by the shareholders, the Committee anticipates replacing the current ISOP plan and the 1988 Director Option Plan with a new 1996 Long Term Incentive Plan which will facilitate the granting of annual incentive options vesting over five-year periods. The Committee proposes to begin use of this plan during 1996, if approved, and the plan would operate to cover both the executive officer group, as well as a fairly extensive key employee group. See discussion under "Proposal to Adopt the 1996 Long-Term Incentive Plan."

    The process utilized by the Committee in determining executive officer compensation levels for all of these components is based on the Committee's objective judgment and takes into account both qualitative and quantitative factors. Except as specifically set forth under the "Bonus" discussion below, no predetermined weights are assigned to such factors with respect to any compensation component. Recommendations for base salaries and awards for each individual executive officer are established after evaluation of individual performance factors (equally weighted) including the following: knowledge of job responsibilities, relationship with others, working capacity, initiative, character, leadership, adaptability, teamwork, administrative ability and individual goal attainment. The evaluation by the Committee includes the degree to which each individual has met individual performance objectives. These performance objectives are believed to relate directly to the Company's performance and are therefore related to shareholder value. Among the factors considered by the Committee are the recommendation of the Chief Executive Officer with respect to compensation of the Company's other key executive officers. However, the Committee makes the final compensation decisions concerning such officers.

    Comparative information utilized by the Company relates to Peer Group (as set forth below under the section herein dealing with the "Performance Graph"). In addition, the Committee reviews at least two other surveys of industry trade groups with similarity to the Company's operations. The trade group survey data sources are standard general indices constructed and provided by outside vendors. The surveys consist of many more data points than the limited number of companies in the peer performance stock group. In making compensation decisions, the Committee also from time to time receives assessments and advice regarding the compensation practices of the Company and others from independent compensation consultants. During 1995, the Compensation Committee analyzed the base salary and the total compensation (base salary plus annual incentives) of the Company's executives as compared to median survey data and to comparative companies in the rail supply industry, the electronic equipment manufacturing industry and the greater Kansas City area.

    In order to meet the objectives set out above, the Committee has designed the executive compensation program to be consistent with the Company's overall pay philosophy. Base salaries, the fixed regular periodic component of pay, are conservatively established at levels comparable to base salaries for similar positions at companies with similar levels of sales and overall financial performance. Annual cash bonus and equity awards, which are directly linked to the short-term financial performance of the Company as a whole, are designed to provide better than competitive pay only for better than competitive financial performance.

BASE SALARY.

    On August 10, 1995, the Committee conducted a review of the performance and compensation of the Company's executive officer group, including Bjorn E. Olsson and the other named executive officers. This review included key accomplishments of each officer, an evaluation of achievement of individual goals and objectives, and an assessment of their contributions to the Company's performance. Based on this review and its assessment of competitive compensation practices, the Committee recommended an increase in base salaries of 5% for the executive officers and key employees (including the other named executive officers). The new base salary levels for all executives were established by the Committee and presented to the Board of Directors at its August 1995 meeting and were effective September 1, 1995.

BONUSES.

    On December 7, 1994, the Committee approved a modification of the prior executive cash bonus plan of the Company effective for fiscal 1995. The Committee referred to the Mercer Executive Compensation Review of 1994 and recommendations contained in that report. This new format was created to include not only the traditional ROCE measurement standard, but also earnings growth as a critical indicator of financial health of the Company. The prior plan had been based solely on ROCE performance. The objective of this incentive bonus plan is to provide an additional incentive to each officer of the Company to advance the interests of the Company and its stockholders and create a more direct tie between annual performance and increased shareholder values. The Committee believes that the cash bonus plan encourages the creation of shareholder wealth by creating incentives both to maximize operating profit for the Company and minimize capital employed. Additionally, the cash bonus plan rewards efficiencies in production and innovation in quality-based productivity techniques. The new executive cash bonus plan is based on 70% weighting for ROCE and 30% weighting for earnings growth. The formula for ROCE (Return on Capital Employed) is the sum of pretax earnings plus interest expense divided by the sum of average total assets minus non-interest bearing liabilities. The new proposal establishes target base bonus levels as a percentage of current base salary. Percentages are 30%, with the exception of Mr. Olsson, whose target base bonus is established at 40% of his base salary. For 1995, the base bonus levels established for Messrs. Olsson, Foudree, Kaiser, Ryker and Heggestad were $112,500; $52,883; $49,350; $48,252; and $35,122, respectively. The actual bonus is calculated based on actual performance numbers for ROCE as compared to budget and earnings growth based on primary earnings per share as compared to an Earnings Growth Rate Target established by the Board of Directors at 20% for fiscal 1995. The ROCE portion of the formula accounts for 70% of the base bonus and is adjusted as follows based on the ratio of actual versus budget ROCE: under 75% of budgeted ROCE--no bonus award; from 75% to 99% of budgeted ROCE--pro-rated award; at 100% of budgeted ROCE--100% of potential ROCE bonus and for each 1% above budgeted ROCE a $7,000 incremental increase for each officer. The earnings growth factor is calculated on a comparison between primary earnings per share for the fiscal year as compared to an annual Earnings Growth Rate Target established by the Board of Directors. The growth rate target for fiscal 1995 was 20%. The growth target for fiscal 1996 is 10%.

    For 1995, budgeted ROCE was 33.4% and actual ROCE was 21.7%. Targeted earnings growth was 20% and actual primary earnings growth was -12.9%. Hence, no amounts were payable under the cash bonus plan for 1995 to any participants, including the named executive officers.

    All of the executive officers of the Company, including the named executive officers, have historically participated in a stock bonus plan. The bonus was based on a percentage of pre-tax consolidated profits set by the plan at 1%. The percentage has not been significantly changed since the plan was established in 1987. The plan included a fixed percentage but no range of minimum or maximum levels were set in the plan. A portion of the stock bonus was normally paid in shares of Harmon stock which were subject to a two-year trading restriction and were valued at fair market value at time of issuance. The remainder of the bonus was normally paid in cash to help offset the individual's income tax expense associated with the bonus. The stock bonus for 1994 (paid in 1995) was $10,514.00 for each of thirteen officers. The stock bonus was paid as either (i) $5,316 in cash and $5,198 represented by 550 restricted shares of common stock of the Company, or (ii) ISOP options for 1,500 shares. The decision of payment of the stock bonus in the form of an option was believed to be consistent with the goal of increasing the common stock ownership of the Company's executive officers. To the extent that an officer received ISOP options, there was no current cost to fund the grant and there was no tax deduction for the Company at the time of the grant of the option. During 1995, the Committee decided to recommend replacement of the stock bonus plan incorporating the value of this plan into a new long-term incentive plan tied to stock ownership requirements. See discussion under the "Proposal to Adopt the 1996 Long-Term Incentive Plan" below. See discussion below under "Incentive Stock Option Plan" for ISOP grants in 1996 in lieu of the stock bonus for 1995.

INCENTIVE STOCK OPTION PLAN.

    The Committee considers outstanding option holdings in determining whether to grant additional options under the Company's 1990 Incentive Stock Option Plan to any individual. No named executive officer received a grant of options pursuant to the ISOP during 1995 except for 1,500 shares to each of Messrs. Olsson and Foudree in lieu of their annual stock bonus for 1994. See above "Bonuses." The exercise price for shares granted under the ISOP are determined by the closing price for the Company's stock on the date of grant. Options are exercisable immediately upon grant unless delays are necessary to avoid the statutory limitations on grants established under the Internal Revenue Code. The options are exercisable anytime during a five-year period from date of grant or the date on which the option was first exercisable.

    On February 27, 1996, ISOP options of 3,500 shares were granted to each of 11 executive officers of the Company (including the named executive officers) in lieu of the stock bonus for 1995. The exercise price was $14.25 per share. The February 1996 ISOP grants were made under the 1990 ISOP Plan in a manner consistent with the new 1996 Plan which shareholders are being asked to approve at this meeting.

MINIMUM STOCKHOLDING REQUIREMENT.

    During 1995, the Compensation Committee, with the Board of Director's approval, established a minimum stockholding requirements for Company stock (exclusive of ISOP and unexercised option shares) in amounts equal to two times base salary for the CEO, one-time base salary for the Executive Vice Presidents and the President of the Company's subsidiary, Harmon Electronics, Inc. and one-half of base salary for all other members of the Executive Officer Group, including Presidents of the other subsidiaries. For any person subject to the minimum stockholding requirements who holds less than the minimum stockholding requirement, the delinquency will result in up to one-third of that person's annual cash bonus being utilized to purchase shares of the Company's stock in the name of such individual. New officers will be given five years in which to satisfy their minimum shareholding requirement before application of the bonus withholding procedure.

Rodney L. Gray (Chair)          Douglass Wm. List
Bruce M. Flohr                  Donald V. Rentz

PERFORMANCE GRAPH.

    The Company has included in this proxy statement, a graph of five-year shareholder returns on an indexed basis comparing the Company's common stock performance to other broad market indices or an index of selected peer group companies. The Board of Directors has approved a peer group of the Company and ten other manufacturing and service companies in the railroad supply industry. Revenues (on a 12-month trailing basis) for these companies range from $128.6 Million to $2,473.7 Million, as compared to $132.5 Million for the Company. Total Assets for these companies range from $82.2 Million to $1,955.2 Million, as compared to $82.2 Million for the Company. The peer group consists of the following companies: Harsco Corporation; Trinity Industries, Inc.; The Timken Companies; Morrison Knudsen Corporation; Varlen Corporation; Brenco, Incorporated; L.B. Foster Company;

Union Switch & Signal Corporation; ABC Rail Products,Inc.; Wabash National Corporation and the Company. In addition, the performance graph shows comparisons between the Company, the peer group and the S&P Composite 500 Stock Index. Data points for the performance graph comparisons are included in the Legend below. All indices have been weighted for market capitalization. The following performance graph also sets forth the percentage of cumulative total return for the last fiscal year and cumulative return since January 1, 1991.

                          TOTAL RETURN TO SHAREHOLDERS

    Comparison of Five-Year Cumulative Total Return* Among the Company, Peer Performance Group and S&P Composite 500 Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            HARMON INDUSTRIES, INC.     PEER GROUP     S&P 500
1990                           100.00         100.00      100.00
1991                           141.38         123.89      130.34
1992                           331.03         149.29      140.25
1993                           634.48         200.68      154.32
1994                           542.20         187.27      156.42
1995                           441.69         185.98      214.99

* Assumes that the value of the Company's common stock, Performance Peer Group and S&P 500 Index were each $100 on December 31, 1990 and that all dividends were reinvested.

                             DIRECTOR COMPENSATION

    The Board of Directors' compensation package calls for annual fees of $8,000 plus travel expenses to and from the meetings for each director. Effective May 14, 1996, only non-employee directors will receive annual directors fees. In addition, the directors who are not employees of the Company receive $500 for each Board or separate committee meeting in which the director participates by attending or through telephonic conference. In addition, each chair of the respective committees of the Board of Directors receives an annual payment of $500 for acting as chair of their committee.

    The package also grants each director an annual non-qualified option to purchase 2,000 shares of the Company's Common Stock at a price equal to the closing market price for the last day of May in the year in which the option is granted. This option is exercisable at any time during a two year period following the date of grant. On May 31, 1994, options for 2,000 shares were granted to each of the directors, which options expire May 31, 1996 and have an exercise price of $20.50 per share. During

1994, other outstanding director options for 1,000 shares each were exercised by Messrs. Eagleton, Foudree, Harmon, Kohn, List, Myers, Olsson and Rentz and Ms. Whittaker. On May 31, 1995, options for 2,000 shares were granted to each of the directors, which options expire May 31, 1997 and have an exercise price of $17.75 per share. During 1995, other outstanding director options for 1,000 shares were exercised by Ms. Whittaker and director options for 2,000 shares each were exercised by Messrs. Olsson, List, Flohr, Myers and Gray. See discussion below under "Proposal to Adopt the 1996 Long-Term Incentive Plan" for a description of a proposed replacement of the 1988 Directors Option Plan subject to shareholders approval of the new 1996 LTIP.

    On December 8, 1994, the Board of Directors approved a compensation package for Mr. Robert E. Harmon, in his capacity as Chairman of the Board effective January 1, 1995. The Chairman of the Board is treated as a Non-Employee Director for annual and director meeting fees. The defined duties of the Chairman include the following: representing the Company at national trade association meetings; assisting in lobbying efforts; assisting in overseas representation of the Company; assisting the CEO in acquisitions; assisting in the development of relationships with securities analysts and investors; assisting with sales and promotional calls; providing advisory services to the CEO; and conducting all Board meetings. The Chairman's annual fee, subject to review each year, was approximately $147,000 for fiscal 1995 and will be $74,000 for fiscal 1996.

                       APPROVAL OF SELECTION OF AUDITORS

    Management recommends voting to approve the selection of KPMG Peat Marwick LLP, as Auditors for the Company for the 1996 fiscal year. This firm has served continuously as Auditors for the Company since 1969.

    A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and will be available to make a statement, if he or she desires to do so, and to answer appropriate questions asked by the shareholders.

              PROPOSAL TO ADOPT THE 1996 LONG-TERM INCENTIVE PLAN

GENERAL.

    The Board of Directors is proposing the Harmon Industries, Inc. 1996 Long-Term Incentive Plan (the "1996 Plan") for stockholder approval. The purposes of the 1996 Plan are (i) to align the interests of the Company's shareholders and recipients of awards under the 1996 Plan by increasing the proprietary interests of such recipients in the Company's growth and success and
(ii) to advance the interests of the Company by attracting and retaining officers, other employees and non-employee directors. If adopted, the 1996 Plan will supplant and replace both the Company's 1988 Non-Qualified Director Option Plan and the Company's 1990 Qualified Incentive Stock Option Plan. The 1988 Non-Qualified Director Option Plan ("1988 Director Plan") provides for annual grant of options on 2,000 shares of stock to each director and that plan has 69,000 shares remaining for exercise. The 1990 Qualified Incentive Stock Option Plan ("1990 ISOP") has 178,375 shares available for grant. If the 1996 Plan is approved, existing outstanding options under both the 1988 Director Plan and the 1990 ISOP will remain effective, but both plans will be frozen so that no new options may be granted under either plan. Under the 1996 Plan, the Company may grant to officers and other employees non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), stock appreciation rights ("SARs"), restricted stock, bonus stock and performance shares. On the last business day of May following each annual meeting of stockholders of the Company, commencing with the 1996 Annual Meeting of Stockholders, 1,000 shares of Common Stock will be granted automatically to the non-employee directors of the Company immediately following such annual meeting. All employees of the Company and its subsidiaries (approximately 1,075 persons) and non-employee directors (currently 9) are eligible to participate in the 1996 Plan. Reference is made to Exhibit A of this Proxy Statement for the complete text of the 1996 Plan which is summarized below.

STOCKHOLDER VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the 1996 Plan. Approval of the 1996 Plan requires the affirmative vote of the majority of the shares of common stock present or represented by Proxy at the annual meeting. Abstentions and broker non-votes will not be counted as votes cast. The Board of Directors recommends a vote FOR approval of the Harmon Industries Inc. 1996 Long-Term Incentive Plan.

                          DESCRIPTION OF THE 1996 PLAN

ADMINISTRATION.

    The 1995 Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors consisting of not less than three directors who are not eligible to receive discretionary awards under the 1996 Plan or any other plan of the Company.

    Subject to the express provisions of the 1996 Plan, and except for shares awarded to non-employee directors, the Committee will have the authority to select eligible officers and other employees who will receive awards and determine all of the terms and conditions of each award. Each award will be evidenced by a written agreement containing such provisions not inconsistent with the 1996 Plan as the Committee shall approve. The Committee will also have authority to prescribe rules and regulations for administering the 1996 Plan and to decide questions of interpretation or application of any provision of the 1996 Plan. Except with respect to grants to officers of the Company, the Committee may delegate some or all of its power and authority to administer the 1996 Plan to the Chief Executive Officer or other executive officer of the Company.

AVAILABLE SHARES.

    Under the 1996 Plan, the number of shares of Common Stock available for grants of awards, other than incentive stock options, to officers, other employees and non-employee directors in any calendar year will be 1.15% of the outstanding Common Stock as of January 1 of such year beginning January 1, 1996, plus the number of shares which shall have become available for grants of awards, other than incentive stock options, under the 1996 Plan in prior years but which shall not have become subject to such an award in any prior year. The number of shares of Common Stock available for grants of incentive stock options under the 1996 Plan in any calendar year, beginning with calendar year 1996 is approximately 80,000 shares. Up to 80,000 shares of the Common Stock of the Company in the aggregate may be purchased for allocation under the 1996 Plan during the term of the 1996 Plan. The purchase of shares under this provision must be approved by the Committee after consultation with counsel and notice to the Board of Directors prior to the purchase. This use of such purchased shares is intended to be essentially non-dilutive. The number of shares available under the 1996 Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. In general, shares covered by an option, SAR or other award that expires or terminates unexercised or is cancelled or forfeited would again be available for awards under the 1996 Plan. The maximum number of shares of Common Stock with respect to which options and SARs may be granted during any calendar year to any individual participant in the 1996 Plan is 50,000, subject to adjustment as described above.

CHANGE IN CONTROL.

    In the event of certain acquisitions of 20% or more of the then outstanding shares of Common Stock, a change in the Board of Directors resulting in the incumbent directors ceasing to constitute at least two-thirds of the Board of Directors, the approval by stockholders of a reorganization, merger or consolidation (unless the Company's stockholders receive 60% or more of the stock of the resulting company) or the approval by stockholders of a liquidation, dissolution or sale of all or substantially all of the Company's assets, all awards will be cashed-out by the Company except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options and SARs will become exercisable in full, all other awards will vest, and each option, SAR and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

EFFECTIVE DATE, TERMINATION AND AMENDMENT.

    If approved by stockholders, the 1996 Plan will become effective as of May 31, 1996, following the date of approval by the shareholders and will terminate 5 years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the 1996 Plan at any time except that, without the approval of the stockholders of the Company, no amendment may, among other things (i) increase the number of shares of Common Stock available under the 1996 Plan, (ii) reduce the minimum purchase price of a share of Common Stock subject to an option or the base price of an SAR or (iii) extend the term of the 1996 Plan. The 1996 Plan provides that the Committee has discretionary authority each year to select participants and to elect the amount of and form of compensation within limits established by the 1996 Plan.

NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

    The period for the exercise of a non-qualified stock option or SAR, the exercise price of an option and the base price of an SAR will be determined by the Committee, provided that, in either case, the price may not be less than the fair market value of the Common Stock on the date of grant. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

    In the event of termination of employment of a holder of a non-qualified stock option or SAR for any reason other than for retirement on or after age 55, disability, death, voluntary termination by such holder or termination by the Company for cause, each non-qualified stock option and SAR will be exercisable only to the extent that such option or SAR is exercisable on the effective date of such termination and may thereafter be exercised after the date of such termination until the earlier of the date set forth in the agreement relating to such option or SAR and the expiration of such option or SAR. In the event of termination of employment by reason of retirement on or after age 55, disability or death, each nonqualified stock option and SAR will become fully exercisable and may thereafter be exercised by such holder or such holder's executor, administrator or similar person until the earlier of the date set forth in the agreement relating to such option or SAR and the expiration of such option or SAR. In the event of voluntary termination of employment by the holder of a non-qualified stock option or SAR or the involuntary termination of employment of such holder by the Company for cause, each non-qualified stock option and SAR will terminate on the date of such termination of employment. If the holder of a non-qualified stock option or SAR dies during the period of exercisability of such option or SAR following termination of employment for any reason other than voluntary termination or termination for cause, each non-qualified stock option or SAR will be exercisable only to the extent that such option or SAR was exercisable on the date of such holder's death and may thereafter be exercised until the earlier of the dat set forth in the agreement relating to such option or SAR and the expiration of such option or SAR.

INCENTIVE STOCK OPTIONS.

    No incentive stock option will be exercisable more than 10 years after its date of grant, and in the case of a recipient of an incentive stock option who owns more than 10 percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), the option must be exercised within five years of its date of grant. The option exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, and, in the case of a recipient of an incentive stock option who is a ten percent holder, the option exercise price will be the price required by the Code, currently 110% of fair market value. To the extent that the aggregate fair market value of Common Stock with respect to which an incentive stock option is exercisable for the first time by any individual during a calendar year exceeds $100,000, such option is treated as a non-qualified stock option. In the event of termination of employment of a holder of an incentive stock option by reason of retirement on or after age 55, such option (including any related, in tandem
SAR) will become fully exercisable and may thereafter be exercised until the earlier of three months after such retirement and the expiration of such incentive stock option or SAR. In the event of termination of employment of a holder of an incentive stock option by reason of permanent and total disability (as defined in section 22(e)(3) of the Code), such option (including any related tandem SAR) will become fully exercisable and may thereafter be exercised until the earlier of one year (or such shorter period set forth in the agreement relating to such option or SAR) after such termination and the expiration of such incentive stock option or SAR. In the event of termination of employment by reason of death, each incentive stock option, (including any related tandem SAR) will become fully exercisable and may thereafter be exercised by such holder's executor, administrator or similar person until the earlier of the date set forth in the agreement relating to such option or SAR and the expiration of such option or SAR. In the event of voluntary termination of employment by the holder of an incentive stock option or the involuntary termination of employment of such holder by the Company for cause, each incentive stock option (including any related tandem SAR) will terminate on the date of such termination of employment. In the event of a termination of employment for any reason other than retirement on or after age 55, permanent and total disability, death, cause or voluntary termination, each incentive stock option (including any related tandem SAR) will be exercisable only to the extent such option or SAR is exercisable on the effective date of such termination and may thereafter be exercised until the earlier of three months after such termination and.the expiration of such incentive stock option or SAR. If the holder of an incentive stock option dies during the one-year period following termination of employment and such termination was by reason of permanent and total disability, or during the three-month period following,termination of employment for any reason, other than permanent and total disability, death, cause or voluntary termination, each incentive stock option (including any related tandem SAR) will be exercisable only to the extent such option or SAR is exercisable on the date of the holder's death and may thereafter be exercised until the earlier of the date set forth in the agreement relating to such option or SAR and the expiration of such option or SAR.

BONUS STOCK AND RESTRICTED STOCK AWARDS.

    The 1996 Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, and (ii) stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be conditioned upon or subject to, attainment of preestablished performance measures, If a restricted stock award is tied to performance measures, the fair market value of the Common Stock subject to such an award granted to a "covered employee" within the meaning of Section 162(m) of the Code will not exceed $2,000,000 at the time the performance measures are satisfied, if such a limitation is necessary to ensure the deductibility of the award. Shares of restricted stock will be non-transferable and subject to forfeiture it,the holder does not remain continuously in the employment of the Company during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period; provided, however, that in the event of termination of employment, any cancellation or forfeiture of the portion of a restricted stock award which is then subject to a restriction period will be subject to the terms set forth in the agreement relating to such award. Unless otherwise determined by the Committee, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock.

PERFORMANCE SHARE AWARDS.

    The 1996 Plan also provides for the grant of performance shares. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares will be nontransferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period; provided, however, that in the event of termination of employment, any cancellation or forfeiture of the portion of a performance share award which is then subject to a performance period will be subject to the terms set forth in the agreement relating to such award. If an employee who has been granted a Performance Share Award is a "covered employee" within the meaning of Section 162(m) of the Code at the time of settlement of such award, (the maximum amount payable under such award shall be $2,000,000.)

PERFORMANCE MEASURES.

    Under the 1996 Plan, the vesting or payment of performance share awards and the vesting of certain awards of restricted stock may be subject to the satisfaction of certain performance measures. All officers and other employees are eligible to be selected by the Committee to receive such awards. The performance measures applicable to a particular award will be determined by the Committee. No such awards are currently outstanding and, no performance measures have been designated by the Committee. Under the 1996 Plan, such performance measures may include criteria selected by the Committee including, but not limited to, one or more of the following: Common Stock value, earnings per share, return on capital employed, return to stockholders (including, dividends), return on equity, earnings of the Company, revenues, market share, cash flow, cost reduction measures or any combination of the foregoing. If the performance measure or measures applicable to a performance share award is satisfied, the holder of the award would receive the number of shares of Common Stock equal to the performance shares subject to the award.

VESTING.

    Under the 1996 Plan, the Committee may establish vesting criteria for the grant of options. The Committee currently anticipates that the initial grants under the Plan will consist of non-qualified options with vesting over a five-yer period from the date of grant so that 20% of the grant amount will vest each year. The Committee currently anticipates that grants to officers will be in the amount of 3,500 per year so that 700 shares of each grant will vest over the following five years from the date of grant. For participants within the Key Employee Group, the Committee currently anticipates grants of 500 shares with 100 shares vesting for each of five years following the date of grant. Options granted to Non-Employee Directors pursuant to the 1996 Plan will immediately vest and have a term of seven years for exercise.

NON-EMPLOYEE DIRECTOR SHARES.

    Under the 1996 Plan, the last business day of May commencing May 31, 1996 (or if later on the date on which a person is first elected or begins to serve as a non-employee director, other than by reason of termination of employment), and, thereafter, on the date of each annual meeting of stockholders of the Company, each person who is a non-employee director after such meeting of stockholders shall be granted 1,000 shares of Common Stock (which amount shall be pro-rated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders). The annual amount of shares awarded shall be subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization,

FEDERAL INCOME TAX CONSEQUENCES.

    The following is a brief summary of the U.S. federal income tax consequences of awards made under the 1996 Plan.

    1. STOCK OPTIONS. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair, market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Stock Option. If the shares acquired by exercise of an

Incentive Stock Option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

    2. SARS. A participant will not recognize any taxable income upon the grant of an SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such. exercise, and the Company will be entitled to a corresponding deduction.

    3. RESTRICTED STOCK. A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the limit of section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary,income (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of section 162(m) of the Code applies.

    4. BONUS STOCK. A participant will recognize compensation taxable as ordinary income,(and subject to income tax withholding) in respect of awards of shares of bonus stock at the time such shares are transferred in an amount equal to the then fair market value of such shares and the Company will be entitled to a corresponding deduction, except to the extent the limit of section 162(m) of the Code applies,

    5. PERFORMANCE SHARES. A participant will not recognize taxable income upon the grant of performance shares and the Company will not be entitled to a tax deduction for such performance shares, the participant will recognize compensation taxable subject to income tax withholding) in an amount equal to the fair market value and any cash paid by the Company, and the Company will be entitled,to a corresponding deduction, except to the extent the limit of section 162(m) of the Code applies.

    6. NON-EMPLOYEE DIRECTOR SHARES. Each non-employee director will recognize compensation taxable as ordinary income in respect of shares of Common Stock awarded at the time such shares are transferred in an amount equal to the then fair market value of such shares, and the Company will be entitled to a corresponding deduction.

    7. SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the company's chief executive officer and the Company's four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "qualified performance-based" compensation. Qualified performance-based compensation must satisfy all the following requirements (i) compensation must be payable solely on account of the attainment of preestablished objective performance measures, (ii) the performance measures must be determined by a committee consisting solely of two or more "outside directors," (iii) the material terms under which the compensation is to be paid, including the performance measures, must be approved by a majority of the corporation's stockholders and, (iv) the committee administering the plan must certify, that the applicable performance measures were satisfied before payment of any performance-based compensation is made. The Committee will consist solely of "outside directors" as defined for purposes of section 162(m) of the Code. As a result, and based on certain proposed regulations published by the Internal Revenue Service, certain compensation under the 1996 Plan, such as that payable with respect to options and certain SARs, is not expected to be subject to the $1 million deduction limit under section 162(m) of the Code, but other compensation payable under the 1996 Plan, such as grants of Bonus Stock with Restricted Stock with restrictions not based upon attainment of performance measures, is expected to be subject to such limit.

IMPLEMENTATION PROPOSAL.

    If approved by the shareholders, as soon as practicable, the Company intends to file a registration statement under The Securities Act of 1933, as amended, and applicable rules and regulations thereunder to register the 1996 Plan and shares of stock related thereto.

    Subject to approval by the shareholders, the Compensation Committee intends to implement the 1996 Plan with the following parameters:

    (a) Non-Employee Director Options--Option grants to each of the nine non-employee directors of 1,000 shares with a 7-year term in the form of non-qualified stock options, based on market price at the date of issuance. The grants will occur each of the five years that the 1996 Plan is in effect.

    (b) Officer Group (currently 12 persons, including the named executive officers)--Option grants in the form of non-qualified option grants for 3,500 shares each, vesting 20% over five years, with an exercise price based on fair market value at date of grant with exercisability over five years from date of vesting. It is contemplated that similar grants would be made for each of the five years of the existence of the 1996 Plan.

    (c) Key Employee Group--This group consists of key employees other than those included in the officer group, approved annually by the Compensation Committee to receive a grant of non-qualified stock options for 500 option shares vesting 20% each year for five years. The pricing and exercisability provisions would be similar to those for the officer group above. The selection for participation in any year would not assure inclusion in any subsequent year although there may well be key employees who participate all or part of the years covered by the 1996 Plan.

    The following table sets forth the number of shares of Common Stock which would be granted to the indicated persons or groups if the 1996 Plan is approved by stockholders.

                     1996 LONG-TERM INCENTIVE PLAN BENEFITS

                     NAME AND POSITION                        DOLLAR VALUE*    NUMBER OF SHARES
- ------------------------------------------------------------  --------------  -------------------
Bjorn E. Olsson                                                $     13,296            3,500
Charles M. Foudree                                                   13,296            3,500
Lloyd T. Kaiser                                                      13,296            3,500
Gary E. Ryker                                                        13,296            3,500
Robert E. Heggestad                                                  13,296            3,500
Officer Group (currently 12 persons)**                              159,553           42,000
Key Employee Group (not to exceed 60 persons)***                    102,570           27,000
All Non-Employee Directors as a Group (9 persons)                    34,190            9,000

  *Based on the closing price ($13.75) of Common Stock on March 18, 1996, as reported in THE WALL STREET JOURNAL and calculated on appreciation of the initial grant at 5% per annum over five years. These assumptions are for illustration purposes only and actual results may vary from the assumptions shown.

 **Includes the individuals shown above as named executive officers.

***Initially grants  of 500  non-qualified option  shares to  each of  up to  54 individuals.

                       SHAREHOLDER PROPOSALS-1996 MEETING

    In the event any shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 1997, such proposal must be received by the Company, in writing, on or before November 12, 1996, to be considered for inclusion in the Company's next Proxy Statement. Shareholder proposals for suggested nominees for director should be submitted to the Company or its Director Nomination and Compensation Committee not later than 90 days prior to the next shareholders' meeting.

                                 OTHER MATTERS

    Management is not aware of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Robert E. Harmon
                                          Chairman
April 1, 1996

                                   EXHIBIT A

                            HARMON INDUSTRIES, INC.
                         1996 LONG-TERM INCENTIVE PLAN

                            HARMON INDUSTRIES, INC.
                         1996 LONG-TERM INCENTIVE PLAN
                                I.  INTRODUCTION

    1.1 PURPOSES. The purposes of the 1996 Long-Term Incentive Plan (the "Plan") of Harmon Industries, Inc. (the "Company") and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") are to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees and other persons who are not officers or employees of the Company for services as directors of the Company. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.2  CERTAIN DEFINITIONS.

    "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

    "Board" shall mean the Board of Directors of the Company.

    "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

    "Bonus Stock Award" shall mean an award of Bonus Stock under this Plan.

    "Cause" shall have the meaning set forth in Section 2.3(d).

    "Change in Control" shall have the meaning set forth in Section 6.8(b).

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Committee" shall mean the Compensation Committee designated by the Board, consisting of three or more members of the Board, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transaction rules applicable to the definition of outside director.

    "Common Stock" shall mean the common stock, $.25 par value, of the Company.

    "Company" shall mean Harmon Industries, Inc., a Missouri corporation, and any successor thereto.

    "Disability" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" shall mean the closing sale price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if the Common Stock is not listed on the New York Stock Exchange, the closing sale price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

    "Free-Standing SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock with respect to which such SARs are exercised.

    "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

    "Incumbent Board" shall have the meaning set forth in Section 6.8(b)(2).

    "Mature Shares" shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

    "Non-Employee Director" shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

    "Non-Qualified Stock Option" shall mean a stock option which is not an Incentive Stock Option.

    "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, or (ii) as a condition to the grant of a Restricted Stock Award, or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award. Such criteria and objectives may include criteria selected by the Committee including, but not limited to, one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on capital employed, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures shall be established by the Committee no later than the end of the first quarter of the Performance Period (or such other time designated by the Internal Revenue Service).

    "Performance Period" shall mean a period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

    "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu thereof, the Fair Market Value of such Performance Share in cash.

    "Performance Share Award" shall mean an award of Performance Shares under the Plan.

    "Permanent and Total Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

    "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

    "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

    "Restriction Period" shall mean a period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

    "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

    "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock Award.

    "Tandem SAR" shall mean a SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

    "Tax Date" shall have the meaning set forth in Section 6.5.

    "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

    1.3 ADMINISTRATION. This plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible officers and other employees of the Company and its Subsidiaries: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARS, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible officers and other employees for participation in this Plan and determine the form, amount and timing of each award and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award, the ability to defer any payment of an award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

    The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an award under this Plan, or the terms of such award, to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

    No  member of  the Board  of Directors or  Committee, and  neither the Chief
Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.

    A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

    1.4 ELIGIBILITY. All employees, including officers of the Company and its Subsidiaries are eligible to participate in this Plan. Participants in this Plan shall consist of such officers or other employees of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time or as may be selected pursuant to delegated authority in accordance with
Section 1.3. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall only be eligible to participate in this plan in accordance with Article V.

    1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock available for grants of all awards under this Plan in any calendar year shall be one and fifteen hundredths percent (1.15%) of the outstanding Common Stock as of January 1 of such year beginning January 1, 1996, plus the number of shares of Common Stock which shall have become available for grants of awards under this Plan in any and all prior calendar years, but which shall not have become subject to the grant of such awards in any prior year. In addition, up to 80,000 shares of the Common Stock of the Corporation may be purchased at market for allocation under this Plan, such amount shall be the aggregate limit of purchase shares during the term of this Plan. The purchase of shares for this purpose must be approved by the Compensation Committee after consultation with counsel and notice to the Board of Directors prior to the purchase. This use of purchased shares is intended to be essentially non-dilutive. Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock available for grants of Incentive Stock Options in any calendar year, beginning with calendar year 1996, shall be 80,000 shares, plus the number of shares of Common Stock which shall have become available for grants of Incentive Stock Options under this Plan in any and all prior calendar years, but which shall not have become subject to the grant of Incentive Stock Options in any prior year.

    Except as described above, shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

    To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 50,000, subject to adjustment as provided in Section 6.7.

                II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    2.1 STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee, provided that Non-Employee Directors shall only be eligible for option grants as provided in Article V hereof. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Qualified Stock Option. Each option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) set forth in the Code, such options shall constitute Non-Qualified Stock Options. The terms of each option granted by the Committee shall be embodied in an Agreement.

    Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

        (b) OPTION PERIOD AND EXERCISABILITY. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c)  METHOD  OF EXERCISE.   An  option may  be exercised  (i) by  giving
    written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

    2.2 STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible persons (other than Non-Employee Directors) as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

    SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) NUMBER OF SARS AND BASE PRICE. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted and the base price thereof shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR or an SAR granted in tandem with, or by reference to, a Non-Qualified Stock Option shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

        (b) EXERCISE PERIOD AND EXERCISABILITY. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the exercisability of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.10.

        (c) METHOD OF EXERCISE. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3  TERMINATION OF EMPLOYMENT.

        (a) DISABILITY. Subject to paragraph (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be fully exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date set forth in the Agreement relating to such option or SAR after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such option or SAR.

        (b) RETIREMENT. Subject to paragraph (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of retirement on or after age 55, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date set forth in the Agreement relating to such option or SAR after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such option or SAR.

        (c) DEATH. Subject to paragraph below and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earlier to occur of (i) the date set forth in the Agreement relating to such option or SAR after the date of death and (ii) the expiration date of the term of such option or SAR.

        (d) OTHER TERMINATION. If the employment with the Company of the holder of an option or SAR is terminated by the Company for Cause or is voluntarily terminated by such holder, each option and SAR held by such holder shall terminate automatically on the effective date of such holder's termination of employment. "Cause" shall mean any act of dishonesty, commission of a felony, significant activities harmful to the reputation of the Company or any of its Subsidiaries, refusal to perform or substantial disregard of duties properly assigned or significant violation of any statutory or common law duty of loyalty to the Company or any of its Subsidiaries.

        Subject to paragraph (f) below and Section 6.8 and unless specified in the Agreement relating to an option or SAR, as the case may be, if the employment with the Company of the holder of an option or SAR terminates for any reason other than Disability, retirement on or after age 55, death, Cause or voluntary termination, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date set forth in the Agreement relating to such option or SAR after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such option or SAR.

        (e)   DEATH FOLLOWING  TERMINATION OF EMPLOYMENT.   Subject to paragraph
    (f) below and Section 6.8 and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the period of exercisability of such option or SAR following termination of employment for any reason other than death, disability or retirement after age 55, Cause or voluntary termination, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earlier to occur of (i) the date set forth in the Agreement relating to such option or SAR after the date of death and (ii) the expiration date of the term of such option or SAR.

        (f)  TERMINATION OF EMPLOYMENT --  INCENTIVE STOCK OPTIONS.  Subject  to
    Section 6.8, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option (including any related Tandem SAR) held by such holder shall be fully exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such Incentive Stock Option.

        Subject to Section 6.8, if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of retirement on or after age 55, each Incentive Stock Option (including any related Tandem SAR) held by such holder shall be fully exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or holder's legal representative or similar person) until the earlier to occur of (i) the date which is three months after the effective date of such holder's termination of employment and (ii) the expiration date of the term of the Incentive Stock Option.

        Subject to Section 6.8, if the employment with the Company of the holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option (including any related Tandem SAR) held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earlier to occur of (i) the date set forth in the Agreement relating to such option or SAR after the date of death and (ii) the expiration date of the term of such Incentive Stock Option.

        If the employment with the Company of the holder of an Incentive Stock Option is terminated by the Company for Cause or is voluntarily terminated by such holder, each Incentive Stock Option held by such holder shall terminate automatically on the effective date of such holder's termination of employment. If the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, retirement on or after age 55, death, Cause or voluntary termination, each Incentive Stock Option (including any related Tandem SAR) held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder's termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earlier to occur of (i) the date which is three months after the effective date of such holder's termination of employment and (ii) the expiration date of the term of the Incentive Stock Option.

        If the holder of an Incentive Stock Option dies during the one-year period following termination of employment by reason of Permanent and Total Disability, or if the holder of an Incentive Stock Option dies during the three-month period following termination of employment for any reason other than Permanent and Total Disability, Cause or voluntary termination, each Incentive Stock Option (including any related Tandem SAR) held by such holder shall be exercisable only to the extent such option is exercisable on the date of the holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person until the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such Incentive Stock Option.

                               III. STOCK AWARDS

    3.1 STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards to such eligible persons (other than Non-Employee Directors) as may be selected by the Committee. Grants of Restricted Stock Awards may be conditioned upon the attainment of Performance Measures. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

    3.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a) NUMBER OF SHARES AND OTHER TERMS. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

        (b) VESTING AND FORFEITURE. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of the Company during the specified Restricted Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period.

    Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

        (c) SHARE CERTIFICATES. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

        (d) RIGHTS WITH RESPECT TO RESTRICTED STOCK AWARDS. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a distribution in cash, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

        (e) AWARDS TO CERTAIN EXECUTIVE OFFICERS. Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility of the award to the Company, the Fair Market Value of the number of shares of Common Stock subject to a Restricted Stock Award granted to a "covered employee" within the meaning of Section 162(m) of the Code shall not exceed $2,000,000 (i) at the time of grant in the case of an award granted upon the attainment of Performance Measures and (ii) the earlier of
    (x) the date on which restrictions lapse in the case of a Restricted Stock Award with restrictions which lapse upon the attainment of Performance Measures, and (y) the date the holder makes an election under Section 83(b) of the Code.

    3.3 TERMINATION OF EMPLOYMENT. Subject to Section 6.8, all of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with the Company of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award.

                         IV.  PERFORMANCE SHARE AWARDS

    4.1 PERFORMANCE SHARE AWARDS. The Committee may in its discretion grant Performance Share Awards to such eligible persons (other than Non-Employee Directors) as may be selected by the Committee.

    4.2 TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a) NUMBER OF PERFORMANCE SHARES AND PERFORMANCE MEASURES. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

        (b) VESTING AND FORFEITURE. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

        (c) SETTLEMENT OF VESTED PERFORMANCE SHARE AWARDS. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

        (d) AWARDS TO CERTAIN EXECUTIVE OFFICERS. Notwithstanding any other provision of this Article IV, and only to the extent necessary to ensure deductibility of any payment under an award made by the Company, the maximum amount payable upon the attainment of the Performance Measures applicable to an award granted to any employee who is a "covered employee" within the meaning of Section 162(m) of the Code at the time of such payment shall be $2,000,000.

    4.3 TERMINATION OF EMPLOYMENT. Subject to Section 6.8, all of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any cancellation or forfeiture of such Performance Share Award upon a termination of employment with the Company of the holder of such Performance Share Award, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Performance Share Award.

                       V.  NON-EMPLOYEE DIRECTOR OPTIONS

    5.1   ELIGIBILITY.   Each Non-Employee  Director shall be  granted shares of
Common Stock annually in accordance with this Article V.

    5.2 AWARDS OF NON-QUALIFIED STOCK OPTIONS. Subject to Section 6.7, on the last Business day of May following each annual meeting of shareholders (or if later on the date on which a person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment) commencing May 31, 1996, and, thereafter, on the date of each annual meeting of stockholders of the Company, each person who is a Non-Employee Director after such meeting of stockholders shall be granted a Non-Qualified Stock Option for 1,000 shares of Common Stock (which amount shall be prorated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders). The term of any option granted to Non-Employee Directors hereunder shall be seven (7) years, there shall be no Agreement evidencing such option, and the provisions of Section 2.1 shall otherwise apply to options granted hereunder.

                                  VI. GENERAL

    6.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1996 annual meeting of stockholders, shall become effective on May 31, 1996. This Plan shall terminate approximately 5 years after its effective date (on May 31, 2001) unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

    Awards hereunder may be made at any time on or after the effective date, and prior to the termination, of this Plan, provided that no award may be made later than 5 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

    6.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available for issuance under this Plan (subject to Section 6.7), (b) reduce the minimum purchase price in the case of an option or the base price in the case of an SAR, (c) effect any change inconsistent with
Section 422 of the Code or (d) extend the term of this Plan; provided further that, subject to Section 6.7, the number of shares of Common Stock to be awarded to Non-Employee Directors pursuant to Article V, the date of the award of such shares and the category of persons eligible to be awarded such shares shall not be amended more than once every six months, other than to comply with changes in the Code or ERISA, or the rules and regulations thereunder. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

    6.3 AGREEMENT. Each award under this Plan (other than Non-Qualified Stock Options granted to Non-Employee Directors pursuant to Article V hereof) shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

    6.4 NON-TRANSFERABILITY OF STOCK OPTIONS, SARS AND PERFORMANCE SHARES. No option, SAR or Performance Share shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such award. Each option, SAR or Performance Share may be exercised or settled during the participant's lifetime only by the holder or the holder's guardian, legal representative or similar person. Except as permitted by the second preceding sentence, no option, SAR or Performance Share may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, SAR or Performance Share, such award and all rights thereunder shall immediately become null and void.

    6.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. An Agreement may provide for shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

    6.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    6.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the number of Non-Qualified Options to be awarded to Non-Employee Directors pursuant to Article V, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price, other than an increase resulting from rounding. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being
(i) available under this Plan, such fractional security shall be disregarded, or
(ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8  CHANGE IN CONTROL.

    (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARS shall immediately become exercisable in full,
    (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase price or base price.

        (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be cancelled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the stockholders of the Company contemplated by Section(b)(3) or (4) below, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR,
    (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of
    (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

    (b)  "Change in Control" shall mean:

        (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of benefi-cial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the

    Company  entitled  to  vote  generally in  the  election  of  directors (the
    "Outstanding Company Voting Securities"); provided that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company,
    (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
    (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reor-ganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 6.8(b) shall be satisfied; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

        (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was nominated and approved by the Director Nomination and Compensation Committee of the Board of Directors shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board and such person shall not thereafter become a member of the Incumbent Board unless approved by two-thirds of the members of the then Incumbent Board;

        (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consoli-dation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation; or

        (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, an Exempt Person, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of Directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

    6.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

    6.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

    6.11 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Missouri and construed in accordance therewith without giving effect to principles of conflicts of laws.

    6.12 APPROVAL OF PLAN. This Plan and all awards made hereunder shall be null and void if the adoption of this Plan is not approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1996 annual meeting of stockholders.

PROXY                HARMON INDUSTRIES, INC.
                  ANNUAL MEETING OF SHAREHOLDERS
                      TUESDAY, MAY 14, 1996

The undersigned holders of shares of Common Stock of Harmon Industries, Inc. (the "Company") hereby appoint Robert E. Harmon and Charles M. Foudree, and each of them, attorneys, agents and proxies of the undersigned with full power of substitution and revocation to each of them, to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Country Club of Blue Springs, 1600 N. Circle Drive, Blue Springs, Missouri on Tuesday May 14, 1996, and at any adjournments of such meeting, with all powers which the undersigned would possess if personally present.

1.   Election of eleven (11) Directors - Nominees:     Thomas F. Eagleton,
                                                       Bruce M. Flohr, Charles
                                                       M. Foudree, Rodney L.
                                                       Gray, Robert E. Harmon,
                                                       Herbert M. Kohn, Douglass
                                                       Wm. List, Gerald E.
                                                       Myers, Bjorn E. Olsson,
                                                       Donald V. Rentz,
                                                       Judith C. Whittaker.

     / /  FOR all Nominees    / /  AUTHORITY WITHHELD from all Nominees

     / /  FOR all Nominees, except vote(s) withheld for the following
     Nominee(s):

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

2.   / /  FOR       AGAINST   / /  ABSTENTION     Selection of KPMG Peat Marwick
                                                  LLP, as auditors for the
                                                  Company.

3.   / /  FOR  / /  AGAINST   / /  ABSTENTION     Resolution to approve the
                                                  Company's 1996 Long-Term
                                                  Incentive Plan.

4. Upon such other business as may properly come before said meeting or any adjournment or adjournments thereof.
                          (Please sign reverse side and return promptly)

                                          (Reverse Side)
UNLESS OTHERWISE DIRECTED, THE MANAGEMENT PROXY COMMITTEE WILL VOTE FOR THE ELECTION OF ELEVEN (11) DIRECTORS AS LISTED IN THE PROXY STATEMENT, FOR THE SELECTION OF KPMG PEAT MARWICK LLP, AND FOR THE RESOLUTION TO APPROVE THE COMPANY'S 1996 LONG-TERM INCENTIVE PLAN.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement of the Company dated April 1, 1996.

                                          DATED                          , 1996
                                               -------------------------

                                          -------------------------------------

                                          (Where stock is registered jointly in
                                          the names of two or more persons, all
                                          should sign. Signatures should
                                          correspond exactly with the name or
                                          names on the stock certificate.
                                          Executing partners, trustees,
                                          guardians, etc., should so indicate
                                          when signing.)

                                             THIS PROXY IS SOLICITED BY THE
                                                    BOARD OF DIRECTORS

                                   INSTRUCTION CARD
                               HARMON INDUSTRIES, INC.
                            ANNUAL MEETING OF SHAREHOLDERS
                                TUESDAY, MAY 14, 1996


INSTRUCTIONS TO:   THE MIDAMERICAN BANK & TRUST, TRUSTEE OF THE HARMON
                   INDUSTRIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST,
                   FOR VOTING AT THE ANNUAL MEETING OF SHAREHOLDERS OF HARMON
                   INDUSTRIES, INC. ON MAY 14, 1996.

Please vote the shares held by you for my account as specified upon the proposals listed below:

1.  Election of eleven (11) Directors - Nominees:    Thomas F. Eagleton,
                                                     Bruce M. Flohr, Charles
                                                     M. Foudree, Rodney L.
                                                     Gray, Robert E. Harmon,
                                                     Herbert M. Kohn, Douglass
                                                     Wm. List, Gerald E.
                                                     Myers, Bjorn E. Olsson,
                                                     Donald V. Rentz,
                                                     Judith C. Whittaker.

    / /  FOR all Nominees    / /  AUTHORITY WITHHELD from all Nominees

    / /  FOR all Nominees, except vote(s) withheld for the following
    Nominee(s):

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

2.  / /  FOR  / /  AGAINST   / /  ABSTENTION    Selection of KPMG Peat Marwick
                                                LLP, as auditors for the
                                                Company.

3.  / /  FOR  / /  AGAINST   / /  ABSTENTION    Resolution to approve the
                                                Company's 1996 Long-Term
                                                Incentive Plan.

4. Upon such other business as may properly come before said meeting or any adjournment or adjournments thereof.
                    (Please sign reverse side and return promptly)

                                    (Reverse Side)
UNLESS OTHERWISE DIRECTED, THE MANAGEMENT PROXY COMMITTEE WILL VOTE FOR THE ELECTION OF ELEVEN (11) DIRECTORS AS LISTED IN THE PROXY STATEMENT, FOR THE SELECTION OF KPMG PEAT MARWICK LLP, AND FOR THE RESOLUTION TO APPROVE THE COMPANY'S 1996 LONG-TERM INCENTIVE PLAN.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement of the Company dated April 1, 1996.

                                           DATED                        , 1996
                                                 -----------------------

                                           -----------------------------------
                                           Participant's Signature